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                                                                    EXHIBIT 99.2
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                                               Investor Contact: Richard E. Koch
                                                                  (203) 750-3254

                                             Press Contact: Thomas J. Fitzgerald
                                                                  (203) 750-3831

Olin News
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Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

                                                                   FOR IMMEDIATE
                                                                         RELEASE

     Olin Presentation Slated for Salomon Smith Barney Chemical Conference
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  NORWALK, CT, December 4, 2000 - Olin Corporation (NYSE: OLN) senior management will provide insights into Olin's growth prospects and provide guidance regarding the company's forecasted earnings in a presentation to securities analysts tomorrow at the annual Salomon Smith Barney Chemical Conference in New York City. Scheduled presenters include Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer and Joseph D. Rupp, President of Olin Brass.

  In October, the company forecast that its full year 2000 earnings per share would be in the $1.85 range, as compared with $.36 from continuing operations in 1999. The company's preliminary forecast for 2001 at that time indicated that Olin would post strong earnings growth over this year, with earnings per share increasing about 35% to the $2.50 range.

  However, earlier today Olin announced that the company and the International Association of Machinists & Aerospace Workers District #9 were unable to agree on a new labor contract for approximately 2,700 Brass and Winchester division hourly paid employees at Olin's East Alton, Illinois facility. As a result, the company now anticipates that the strike may cause fiscal 2000 results to be in the $1.80 per share
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range but noted that it is premature to evaluate what effect, if any, this strike may have on its 2001 forecast of $2.50 per share.

  The presentation will be audio webcast live and is available to all investors, news media and the general public at http://www.veracast.com/ssb2/chemicals 2000/clientaccess/21103242.cfm. Prepared
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remarks will be posted in the Investors section of Olin's web site at
www.olin.com following the presentation. The presentation also will be archived
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and available for replay on Olin's web site.

  Headquartered in Norwalk, CT, Olin Corporation had 1999 sales of $1.3 billion and approximately 6,700 employees. The company is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and current expectations, estimates and projections about the markets and economy in which Olin and its respective divisions operate. Words such as "anticipates," "expects," "believes," "should," "plans," "will," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. Olin does not undertake any obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions, lack of moderate growth in the U.S. economy or even a slight recession in any period or year; competitive pricing pressures; changes in Chlor Alkali's ECU prices from expected levels; Chlor Alkali operating rates below anticipated levels; higher-than-expected raw material costs; higher-than-expected transportation and/or logistics costs; a protracted work stoppage in connection with collective bargaining negotiations with labor unions; a downturn in any of the markets Olin serves such as electronics, automotive, ammunition and housing; the supply/demand balance for Olin's products, including the impact of excess industry capacity; efficacy of new technologies; changes in U.S. laws and regulations; failure to achieve targeted cost reduction programs; capital expenditures, such as cost overruns, in excess of those scheduled; environmental costs in excess of those projected; and the occurrence of unexpected manufacturing interruptions/outages.